EXHIBIT 23.2


                           CONSENT OF ACCOUNTANTS


The Board of Directors and Shareholders
Mentor Graphics Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774,
33-57147, 33-57149, 33-57151 and 33-64717) and on Form S-3 (Nos. 33-52419,
33-56759, 33-60129 and 333-277) of Mentor Graphics Corporation and subsidiaries of our report dated April 5, 1996, relating to the supplemental consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1995 and 1994 and the related supplemental consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1995, which report appears in the current report on Form 8-K/A Amendment No. 1 of Mentor Graphics Corporation and subsidiaries dated April 24, 1996. Our report refers to a change in the method of accounting for certain investments in debt and equity securities and income taxes.




                                     KPMG PEAT MARWICK LLP


Portland, Oregon
April 24, 1996